UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): December 2, 2019

PotlatchDeltic Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	001-32729	82-0156045
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

601 W. First Avenue, Suite 1600,

Spokane, Washington 99201

(Address of Principal Executive Offices) (Zip Code)

509-835-1500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	PCH	Nasdaq

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 2, 2019, PotlatchDeltic Corporation (the “Company”), and its wholly owned subsidiaries PotlatchDeltic Forest Holdings, Inc. and PotlatchDeltic Land & Lumber, LLC (the “Borrowers”), entered into a Second Amendment to the Second Amended and Restated Term Loan Agreement and Incremental Term Loan Agreement (as amended, the “Agreement”) with Northwest Farm Credit Services, PCA, as Administrative Agent and the Lender from time to time party thereto and the Guarantors party thereto, amending the existing Second Amended and Restated Term Loan Agreement dated as of March 22, 2018 among the Borrowers, Northwest Farm Credit Services, PCA, as Administrative Agent and the Lender from time to time party thereto and the Guarantors party thereto. Capitalized terms used and not otherwise defined herein have the meanings set forth in the Agreement.

Pursuant to the Agreement, the Borrowers borrowed a Term Loan N under the Agreement in the principal amount of $40 million, maturing on November 1, 2029, and bearing interest at a rate equal to 1-month LIBOR plus 1.85% per annum. Term Loan N replaced the Company’s Term Loan C.

The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement, a copy of which will be filed as an exhibit to an amendment to this Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PotlatchDeltic Corporation

Date: December 6, 2019	By:	/s/ Michele Tyler
Michele Tyler
Vice President, General Counsel and Corporate Secretary